UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8‑K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report: August 4, 2017

(Date of earliest event reported)

Cotiviti Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-37787	46-0595918
(Commission File Number)	(IRS Employer Identification No.)
115 Perimeter Center Place
Suite 700	30346
Atlanta, GA 30346
(Address of principal executive offices)	(Zip Code)

(770) 379-2800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Cotiviti Holdings, Inc. (the “Company”) previously announced the appointment of Adrienne Calderone as interim Chief Financial Officer of the Company, effective September 1, 2017. In connection with such appointment, on August 4, 2017, the Board of Directors of the Company approved, effective upon her assumption of the interim Chief Financial Officer role, (i) a one-time bonus payment of $25,000, less applicable taxes and withholdings, (ii) an award of a number of stock options (the “Options”) pursuant to the terms of the Company’s 2016 Equity Incentive Plan (the “Plan”) equal to $125,000 on the grant date, and (iii) an award of a number of restricted stock units (“RSUs”) pursuant to the terms of the Plan equal to $125,000 on the grant date. The Options and RSUs will vest in four equal annual installments over a four-year period on each anniversary date of the grant, subject to Ms. Calderone’s continued service or employment with the Company through each applicable vesting date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COTIVITI Holdings, Inc.
By:	/s/jonathan olefson
Name:	Jonathan Olefson
Title:	Senior Vice President, General Counsel and Secretary

Date: August 9, 2017